                                                             Exhibit No. EX-99.j

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  January 22, 2008,  relating to the financial  statements and financial  highlights which appear in the November 30,
2007 Annual Reports to shareholders of Dimensional  Emerging  Markets Value Fund
Inc., which are also incorporated by reference into the Registration  Statement.
We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights",   "Independent  Registered  Public  Accounting  Firm",  "Officers",
"Disclosure  of  Portfolio  Holdings",   and  "Financial   Statements"  in  such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
March 28, 2008